Exhibit 10.1

COMMON UNIT
PURCHASE AGREEMENT

by and among

PACIFIC ENERGY PARTNERS, L.P.

and

THE PURCHASERS NAMED HEREIN

i

ii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of August 8, 2005 (this “Agreement”), is by and among PACIFIC ENERGY PARTNERS, L.P., a Delaware limited partnership (“Pacific”) and each of the purchasers listed on Schedule 2.02 hereof (each a “Purchaser” and collectively, the “Purchasers”).

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                                Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereinafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered to the Purchasers by Pacific or any Subsidiary of Pacific hereunder or thereunder.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Long Beach, California.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” has the meaning specified in Section 2.06.

“Common Units” means the common units representing limited partner interests in Pacific.

“Delaware LP Act” shall have the meaning specified in Section 3.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partners” means Pacific Energy GP, LP, a Delaware limited partnership and the general partner of Pacific, and Pacific Energy Management LLC, a Delaware limited liability company and the general partner of Pacific Energy GP, LP

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to Pacific means a Governmental Authority having jurisdiction over Pacific, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 5.03.

“Indemnifying Party” has the meaning specified in Section 5.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any lien, encumbrance, security, interest, charge or other interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lockup Date” means the date occurring 180 days after the Closing Date.

“NYSE” means the New York Stock Exchange, Inc.

“Pacific” has the meaning set forth in the introductory paragraph.

“Pacific Financial Statements” has the meaning specified in Section 3.03.

“Pacific Form S-3” has the meaning specified in Section 3.03.

“Pacific Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or affairs of Pacific and its Subsidiaries taken as a whole; (b) the ability of Pacific and its Subsidiaries taken as a whole to carry out their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c) the ability of Pacific to consummate the transactions under any Basic Document; provided, however, that a Pacific Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the Pacific Parties operate, except to the extent that the Pacific Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants or (y) any change in applicable Law, or the interpretation thereof.

“Pacific Parties” means Pacific, the General Partners, all of Pacific’s Subsidiaries and each of their Affiliates.

“Pacific Related Parties” has the meaning specified in Section 5.02.

“Pacific SEC Documents” has the meaning specified in Section 3.03.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Pacific dated as of July 26, 2002, as amended.

“PEG” means Pacific Energy Group LLC.

“Permits” means, with respect to Pacific or any of its Subsidiaries, any licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons necessary for the ownership, leasing, operation, occupancy and use of its Properties and the conduct of its businesses as currently conducted.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the monetary commitment amount equal to the product of the number of Purchased Units for such Purchaser, multiplied by the Common Unit Price.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units set forth opposite such Purchaser’s name under the column entitled “Purchased Units” set forth on Schedule 2.02 hereto.  In the event that Pacific declares a unit split with respect to the Common Units and the record date for such unit split is prior to the Closing Date, the number of Purchased Units to be delivered to each Purchaser pursuant to this Agreement and the Common Unit Price will be appropriately adjusted so that the Purchasers will be in the same relative economic position as they would be if the Purchased Units would have been issued and delivered to the Purchasers prior to the record date for any such unit split.

“Purchaser” and “Purchasers” have the respective meanings set forth in the introductory paragraph.

“Purchaser Material Adverse Effect” means, with respect to a particular Purchaser, any material and adverse effect on the ability of such Purchaser to consummate the transactions under any Basic Document to which it is a party.

“Purchaser Related Parties” has the meaning specified in Section 5.01.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between Pacific and the Purchasers in the form attached hereto as Exhibit A.

“Representatives” of any Person means the officers, directors, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subordinated Units” means the subordinated units representing subordinated limited partner interests in Pacific.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; or (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Termination Date” has the meaning set forth in Section 6.11.

“Valero Asset Acquisition” means the acquisition of certain pipeline and terminal assets from Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P., and Shore Terminals LLC pursuant to the Valero Purchase Agreement.

“Valero Purchase Agreement” means that certain Sale and Purchase Agreement, dated as of July 1, 2005, by and among PEG, Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P., and Shore Terminals LLC,.

Section 1.02                                Accounting Procedures and Interpretation.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all Pacific Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01                                Sale and Purchase.  Upon the terms and subject to the conditions hereof, Pacific hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from Pacific, its respective Purchased Units, and each Purchaser agrees to pay Pacific its respective Purchase Price.  The failure of performance by any Purchaser does not excuse performance by any other Purchaser or by Pacific.

Section 2.02                                Closing.  Upon the terms and subject to the conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York concurrently with the closing of the Valero Asset Acquisition (the date of such closing, the “Closing Date”).

Section 2.03                                Conditions to the Closing.

(a)                                  Mutual Conditions.  The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)                                     no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

(ii)                                  there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii)                               all conditions set forth in Section 7.1 (Conditions to Purchaser’s Obligations) of the Valero Purchase Agreement, shall have been satisfied in all material respects or the fulfillment of any such conditions to PEG’s obligations shall have been waived, except for those conditions which, by their nature, will be satisfied concurrently with the Closing.

(b)                                 Each Purchaser’s Conditions.  The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(i)                                     Pacific shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Pacific on or prior to the Closing Date;

(ii)                                  The representations and warranties of Pacific contained in this Agreement that are qualified by materiality or a Pacific Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of Pacific shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)                               Such Purchaser shall have received its commitment fee as contemplated by Section 5.04 hereof;

(iv)                              Pacific shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Pacific’s closing deliveries described in Section 2.04; and

(v)                                 Since the date of this Agreement, no Pacific Material Adverse Effect shall have occurred.

(c)                                  Pacific’s Conditions.  The obligation of Pacific to consummate the sale of the Purchased Units to each Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Purchaser individually and not jointly (any or all of which may be waived by Pacific in writing, in whole or in part, to the extent permitted by applicable Law):

(i)                                     the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or a Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only), and

(ii)                                  such Purchaser shall have delivered, or caused to be delivered, to Pacific at the Closing such Purchaser’s closing deliveries described in Section 2.05.

Section 2.04                                Pacific Deliveries.  At the Closing, upon the terms and subject to the conditions hereof, Pacific will deliver, or cause to be delivered, to the Purchasers:

(a)                                  Certificates representing the Purchased Units in the names of the Purchasers (bearing the legend set forth in Section 4.05(e)) and meeting the requirements of the Partnership Agreement, free and clear of any Liens of any other Person;

(b)                                 Copies of the Certificate of Limited Partnership of (i) Pacific and (ii) Pacific Energy GP, LP, and of the Certificate of Formation of Pacific Energy Management

LLC, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

(c)                                  A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that Pacific is in good standing;

(d)                                 A certificate of the Secretary or Assistant Secretary of Pacific Energy Management LLC, on behalf of Pacific, certifying as to (1) the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Pacific in connection herewith, and the consummation of the transactions contemplated hereby and (3) its incumbent officers authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby, setting forth the name and title and bearing the signatures of such officers;

(e)                                  A certificate, dated the Closing Date and signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of Pacific Energy Management LLC, in their capacities as such, stating that:

(i)                                     Pacific has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Pacific on or prior to the Closing Date;

(ii)                                  The representations and warranties of Pacific contained in this Agreement that are qualified by materiality or Pacific Material Adverse Effect were true and correct when made and as of the Closing Date and all other representations and warranties were true and correct in all material respects when made and are true and correct as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii)                               all conditions set forth in Section 7.1 (Conditions to Purchaser’s Obligations) of the Valero Purchase Agreement, shall have been satisfied in all material respects or the fulfillment of any such conditions to PEG’s obligations shall have been waived, except for those conditions which, by their nature, will be satisfied concurrently with the Closing.

(f)                                    An opinion addressed to the Purchasers from legal counsel to Pacific, dated as of the Closing, substantially the form attached hereto as Exhibit B; and

(g)                                 The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by Pacific.

Section 2.05                                Purchaser Deliveries.  At the Closing, upon the terms and subject to the conditions hereof, each Purchaser will deliver, or cause to be delivered, to Pacific:

(a)                                  Payment to Pacific of the Purchase Price set forth opposite such Purchaser’s name under the column entitled “Total Purchase Price” on Schedule 2.02 hereto by wire transfer of immediately available funds to the account specified on Schedule 2.06;

(b)                                 A certificate, dated the Closing Date and signed by an authorized officer of such Purchaser, in their capacity as such, stating that:

(i)                                     Such Purchaser has performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by such Purchaser on or prior to the Closing Date; and

(ii)                                  The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties of such Purchaser shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only).

(c)                                  The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by such Purchaser; and

(d)                                 A cross-receipt executed by such Purchaser and delivered to Pacific certifying that such Purchaser has received its Purchased Units as of the Closing Date.

Section 2.06                                Price Per Unit.  The amount per Common Unit each Purchaser will pay to Pacific to purchase the Purchased Units (the “Common Unit Price”) hereunder shall be $30.75; provided, however, that if the Closing Date is after the record date for the distribution to unitholders with respect to the quarter ending September 30, 2005, the Common Unit Price shall be reduced by the amount per unit of such distribution.

Section 2.07                                Purchaser Lock-Up.  Each Purchaser agrees that from and after the Closing Date through and including the Lockup Date it will not directly or indirectly, sell, offer to sell, contract to sell, hedge, pledge, grant an option to purchase, issue any instrument convertible or exchangeable for or representing the right to receive, or otherwise dispose of its Purchased Units, or enter into any derivative transaction with similar effect as a sale of its Purchased Units, without the prior written consent of Pacific; provided, however, any Purchaser may enter into a total return swap transaction or similar transaction with respect to the Purchased Units purchased by it.

Section 2.08                                Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document.  Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other

Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATED TO PACIFIC

Pacific represents and warrants to the Purchasers as follows:

Section 3.01                                Partnership Existence.  Pacific (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not  reasonably be expected to have a Pacific Material Adverse Effect.  Each of Pacific’s Subsidiaries that is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Pacific Material Adverse Effect.  Each of Pacific’s Subsidiaries that is not a corporation has been duly formed, is validly existing and in good standing under the laws of the state or other jurisdiction of its organization and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Pacific Material Adverse Effect.  None of Pacific or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of Pacific, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of Pacific, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents.  Each of Pacific and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a Pacific Material Adverse Effect.

Section 3.02                                Capitalization and Valid Issuance of Purchased Units.

(a)                                  As of the date of this Agreement, the issued and outstanding limited partner interests of Pacific consist of 19,300,181 Common Units and 10,465,000 Subordinated Units and the Incentive Distribution Rights, as defined in the Partnership Agreement.  The only issued and outstanding general partner interests of Pacific are the interests of Pacific Energy GP, LP described in the Partnership Agreement.  All outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and otherwise by matters described in Pacific’s Registration Statement on Form S-3 (Registration Statement No. 333-107609), as amended (the “Pacific Form S-3”), under the caption “Description of our Common Units—Limited Liability”).

(b)                                 Pacific has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units) other than the Amended and Restated Pacific Energy GP, LP Long-Term Incentive Plan.  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which Pacific’s unitholders may vote are issued or outstanding.  Except as contemplated by this Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible securities, agreements, claims or commitments of any character obligating Pacific or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, Pacific or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests or equity interests, other than those of the General Partners and their Affiliates pursuant to the Partnership Agreement and those that may have been issued pursuant to the Amended and Restated Pacific Energy GP, LP Long-Term Incentive Plan, (ii) obligations of Pacific or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of Pacific or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Pacific or any of its Subsidiaries is a party with respect to the voting of the equity interests of Pacific or any of its Subsidiaries.  Neither the offering or sale of the Purchased Units or the registration of the Purchased Units pursuant to the Registration Rights Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of Pacific, other than those of the General Partners and their Affiliates pursuant Section 7.12(b) to the Partnership Agreement.

(c)                                  The Common Units being purchased by the Purchasers hereunder and the limited partner interests represented thereby, will be duly authorized by Pacific pursuant to the Partnership Agreement prior to the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchasers.

(d)                                 The Common Units are listed for trading on the NYSE.  Prior to the Closing, the Purchased Units will have been approved for listing on the NYSE.

Section 3.03                                Pacific SEC Documents.  Pacific’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “Pacific SEC Documents”) have been filed with the

Commission on a timely basis.  Except as set forth in Schedule 3.03, the Pacific SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Pacific Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Pacific SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  KPMG LLP is an independent registered public accounting firm with respect to Pacific and the General Partners and has not resigned or been dismissed as independent registered public accountants of Pacific as a result of or in connection with any disagreement with Pacific on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04                                No Material Adverse Change.  Except as set forth in or contemplated by the Pacific SEC Documents filed with the Commission on or prior to the date hereof, since the date of Pacific’s most recent Form 10-K filing with the Commission, there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would reasonably be expected to have a Pacific Material Adverse Effect, (b) acquisition or disposition of any material asset by Pacific or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the Pacific SEC Documents, (c) material change in Pacific’s accounting principles, practices or methods or (d) incurrence of material indebtedness for borrowed money other than in accordance with Schedule 3.04.

Section 3.05                                Litigation.  There is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Pacific’s knowledge, threatened against any of the Pacific Parties or any of their respective officers, directors or Properties that questions the validity of this Agreement or the Registration Rights Agreement or the right of Pacific to enter into this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby.  Except as set forth in the Pacific SEC Documents there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to Pacific’s knowledge, threatened against any of the Pacific Parties or any of their respective officers, directors or Properties that would reasonably be expected to result in a Pacific Material Adverse Effect.

Section 3.06                                No Conflicts.  The execution, delivery and performance by Pacific and its subsidiaries of the Basic Documents, the Valero Purchase Agreement and all other agreements and instruments to be executed and delivered by Pacific in connection hereto or thereto, and compliance by Pacific with the terms and provisions hereof and thereof, and the issuance and sale by Pacific of the Purchased Units, do not and will not (a) violate any provision of any Law or Permit having applicability to Pacific or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the Certificate of Limited Partnership or other organizational documents of Pacific, or the Partnership Agreement, or any organizational documents of any of Pacific’s Subsidiaries, (c)  constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any indenture, mortgage, deed of trust, loan agreement lease or other agreement or instrument to which Pacific or any of its Subsidiaries is a party or by which Pacific or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Pacific or any of its Subsidiaries; with the exception of the conflicts stated in clause (b) of this Section 3.06, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a Pacific Material Adverse Effect.

Section 3.07                                Authority.  Pacific has all necessary partnership power and authority to execute, deliver and perform its obligations under the Basic Documents and the Valero Purchase Agreement; and the execution, delivery and performance by Pacific of the Basic Documents and the Valero Purchase Agreement have been duly authorized by all necessary action on its part; and the Basic Documents and the Valero Purchase Agreement constitute the legal, valid and binding obligations of Pacific, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity.  No approval from the holders of the Common Units is required in connection with Pacific’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.08                                Approvals.  Except for the approvals required by the Commission in connection with Pacific’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Pacific of any of the Basic Documents, except (i) for such authorizations, consents, approvals, waivers, licenses, qualifications or written exemptions required under federal or state securities laws or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Pacific Material Adverse Effect.

Section 3.09                                Offering.  Assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, the sale and issuance of the Purchased Units to the Purchasers pursuant to this Agreement is exempt from the registration requirements of the Securities Act and neither Pacific nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.10                                MLP Status.  Pacific has, for each taxable year beginning after December 31, 2003, during which Pacific was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

Section 3.11                                Investment Company Status.  Pacific is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12                                Certain Fees.  Except for the fees payable by Pacific to the Purchasers hereunder and fees payable to Lehman Brothers, no fees or commissions are or will be payable by Pacific to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement.  Pacific agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Pacific or alleged to have been incurred by Pacific in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.13                                No Side Agreements.  There are no agreements by, among or between Pacific or any of its Affiliates, on the one hand, and any Purchaser or any of its respective Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants to Pacific that:

Section 4.01                                Corporate Existence.  Such Purchaser (a) is duly formed, legally existing and in good standing under the laws of its jurisdiction of organization; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect.  Such Purchaser is not in default in the performance, observance or fulfillment of any provision of its organizational documents, except where such default would not have or would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02                                No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement, the Registration Rights Agreement and all other agreements and instruments to be executed and delivered by such Purchaser pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement or any such other agreements and instruments, and compliance by such Purchaser with the terms and provisions hereof and thereof, and the purchase of such Purchaser’s Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law or Permit having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation or breach of any provision of the organizational documents of such Purchaser or (c) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound; with the exception of the conflicts stated in clause (b) of this Section 4.02, except where such conflict, violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, be reasonably likely to have a Purchaser Material Adverse Effect.

Section 4.03                                Certain Fees.  No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of its Purchased Units or the consummation of the transaction contemplated by this Agreement.  Such Purchaser agrees that it will indemnify and hold harmless Pacific from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of such Purchaser’s Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.04                                No Side Agreements.  There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and Pacific or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 4.05                                Unregistered Securities.

(a)                                  Investment.  Its Purchased Units are being acquired for its own account, not as a nominee or agent, and with no intention of distributing its Purchased Units or any part thereof, and such Purchaser has no present intention of selling or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of its Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder).  If such Purchaser should in the future decide to dispose of any of its Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.  Notwithstanding the foregoing, a Purchaser may enter into a derivative transaction with respect to its Purchased Units with a third party provided that such transaction is exempt from registration under the Securities Act.

(b)                                 Nature of Purchaser.  Such Purchaser represents and warrants to Pacific that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased

Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(c)                                  Receipt of Information; Authorization.  Such Purchaser acknowledges that it has (a) had access to Pacific’s periodic filings with the Commission, including Pacific’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Pacific regarding such matters.

(d)                                 Restricted Securities.  Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Pacific in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

(e)                                  Legend.  It is understood that the certificates evidencing the Purchased Units will bear the following legend:  “These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01                                Indemnification by Pacific.  Pacific agrees to indemnify each Purchaser and its Representatives (collectively, the “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Pacific contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 5.02                                Indemnification by Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify Pacific, the General Partners and their respective Representatives (collectively, the “Pacific Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

Section 5.03                                Indemnification Procedure.  Promptly after any Pacific Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel (including any local counsel) and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or illegal conduct by, the Indemnified Party.

Section 5.04                                Commitment Fee.  Pacific hereby agrees to pay each Purchaser on the date hereof a commitment fee equal to 1% of such Purchaser’s respective Purchase Price by wire transfer of immediately available funds to the account specified for such Purchaser on Schedule 5.04.  Once paid, the commitment fees or any part thereof shall not be refundable under any circumstances, regardless of whether the transactions contemplated hereby are consummated.

Section 5.05                                Payment of Expenses.  Pacific hereby agrees to reimburse the Purchasers, upon demand, for up to $30,000, in the aggregate, of their reasonable out-of-pocket expenses (including travel expenses and reasonable fees, charges and disbursements of Andrews Kurth LLP) incurred in connection with transactions contemplated by the Basic Documents or the administration, amendment, modification or waiver thereof.

ARTICLE VI.
MISCELLANEOUS

Section 6.01                                Pacific Lock-Up.  Except as provided in this Agreement, from and after the date hereof through and including the date 90 days after the Closing Date, Pacific will not, and will not permit any other Pacific Parties to, issue, offer, sell, contract to sell or otherwise dispose of or hedge any Common Units or any securities substantially similar to, convertible into or exercisable or exchangeable for Common Units, or grant any options or warrants to purchase any Common Units or any such securities; provided, however, the foregoing restriction shall not apply to (i) sales of up to 5,500,000 Common Units or (ii) transactions pursuant to the Amended and Restated Pacific Energy GP, LP Long-Term Incentive Plan.  The provisions of this Section 6.01 may be waived in writing by the holders of at least a majority of the Purchased Units.

Section 6.02                                Interpretation and Survival of Provisions.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.

Section 6.03                                Survival of Provisions.  The representations and warranties set forth in sections 3.01, 3.02, 3.06, 3.07, 3.08, 3.09, 3.12, 3.13, 4.03, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Pacific or any Purchaser.  The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof.  All indemnification obligations of Pacific and the Purchasers and the provisions of Article V shall remain operative and in full force and effect regardless of any purported general termination of this Agreement.

Section 6.04                                No Waiver; Modifications in Writing.

(a)                                  Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)                                 Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by Pacific from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Pacific in any case shall entitle Pacific to any other or further notice or demand in similar or other circumstances.

Section 6.05                                Binding Effect; Assignment.

(a)                                  Binding Effect.  This Agreement shall be binding upon Pacific, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)                                 Assignment of Purchased Units.  All or any portion of Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by each Purchaser, subject to compliance with applicable securities laws, Section 2.07 herein and the Registration Rights Agreement.

(c)                                  Assignment.  No portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser without the written consent of Pacific.  Notwithstanding the foregoing, each Purchaser may assign all or any portion of its rights under this Agreement to an Affiliate of such Purchaser.

Section 6.06                                Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)                                  If to any Purchaser:

To the respective address listed on Schedule 6.06 hereof

with a copy to:

Andrews Kurth LLP

600 Travis

Suite 4200

Houston, Texas 77002

Attention:  William Cooper

Facsimile:  713.220.4285

(b)                                 If to Pacific:

Pacific Energy Partners, L.P.

5900 Cherry Avenue

Long Beach, CA 90805-4408

Attention: Lynn T. Wood

Facsimile: 562.728.2823

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Alan Baden

Facsimile: 212-237-0100

or to such other address as Pacific or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.07                                Removal of Legend.  Each Purchaser may request Pacific to remove the legend described in Section 4.05(e) from the certificates evidencing the Purchased Units by submitting to Pacific such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be; provided, however, that no such opinion shall be required in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 or an effective registration statement.

Section 6.08                                Entire Agreement.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Pacific or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein.  This Agreement, the other Basic Documents and the other agreements and documents referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 6.09                                Governing Law.  This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 6.10                                Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 6.11                                Termination.

(a)                                  Notwithstanding anything herein to the contrary, this Agreement will automatically terminate if the Closing shall not have occurred on or before January 15, 2006 (the “Termination Date”), unless (i) the Valero Asset Acquisition shall have closed prior to the Termination Date or (ii) the term hereof is extended by agreement of the parties hereto.  This Agreement may be terminated by Pacific if it or Valero elects not to consummate the Valero Acquisition.

(b)                                 In the event of the termination of this Agreement as provided in Section 6.11(a), this Agreement shall forthwith become null and void as between any Purchaser or Purchasers not agreeing to extend the term hereof and there shall be no liability on the part of any such parties among themselves, except with respect to Article V of this Agreement, this Section 6.11 and except with respect to the requirement to comply with any confidentiality agreement in favor of Pacific, provided that nothing herein shall relieve any such party from any liability or obligation with respect to any willful breach of this Agreement.  For the avoidance of doubt, no termination as against one or more individual Purchasers pursuant to Section 6.11(a) shall serve to terminate this Agreement as among any Purchaser agreeing to extend the term hereof with Pacific.  In the event of the termination of this Agreement by Pacific or termination of this Agreement as provided in Section 6.11(a) in circumstances where Pacific does not agree to extend of the term hereof, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any party hereto or their respective Representatives, except with respect to Article V of this Agreement, this Section 6.11 and except with respect to the requirement to comply with any confidentiality agreement in favor of Pacific, provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PACIFIC ENERGY PARTNERS, L.P.

By:	Pacific Energy GP, LP,
its General Partner

	By:	Pacific Energy Management LLC,
its General Partner

	By:	/s/ Irvin Toole, Jr.
	Name:	Irvin Toole, Jr.
	Title:	President and Chief Executive Officer

[Common Unit Purchase Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ David J. Shulte
Name:	David J. Schulte
Title:	CEO/President

TORTOISE ENERGY CAPITAL CORPORATION

By:	/s/ David J. Shulte
Name:	David J. Schulte
Title:	CEO/President

[Common Unit Purchase Agreement]

STRUCTURED FINANCE AMERICAS LLC

By:	/s/ Richard Kennedy
Name:	Richard Kennedy
Title:

By:	/s/ John Cipriani
Name:	John Cipriani
Title:

[Common Unit Purchase Agreement]

The Cushing Fund, LP

By:	/s/ Jerry Swank
Name:	Jerry Swank
Title:	General Partner

[Common Unit Purchase Agreement]

STROME MLP FUND, LP

By:	Strome Investment Management, LP, its general partner

By:	/s/ Michael Achterberg
Name:	Michael Achterberg
Title:	Chief Financial Officer

[Common Unit Purchase Agreement]

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:	/s/ Kevin S. McCarthy
Name:	Kevin S. McCarthy
Title:	President and Chief Executive Officer

[Common Unit Purchase Agreement]

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:	/s/ James J. Cunnane, Jr.
Name:	James J. Cunnane, Jr.
Title:	Managing Director and Senior Portfolio Manager

[Common Unit Purchase Agreement]

ENERGY INCOME AND GROWTH FUND

By:	/s/ Jim Bowen
Name:	Jim Bowen
Title:	President

[Common Unit Purchase Agreement]

Schedule 2.02

Purchaser	Purchased Units (subject to adjustment as provided in the definition of “Purchased Units”)	Total Purchase Price (prior to any adjustment set forth in Section 2.06)

Tortoise Energy Capital Corporation	1,584,800	$48,732,600

Tortoise Energy Infrastructure Corporation	325,200	$9,999,900

Kayne Anderson Energy Total Return Fund, Inc.	1,000,000	$30,750,000

Structured Finance Americas LLC	690,000	$21,217,500

Fiduciary/Claymore MLP Opportunity Fund	413,700	$12,721,275

Energy Income and Growth Fund	81,300	$2,499,975

The Cushing Fund, LP	165,000	$5,073,750

Strome MLP Fund, LP	40,000	$1,230,000

Total	4,300,000	$132,225,000

[Common Unit Purchase Agreement]

Exhibit A – Form of Registration Rights Agreement

See Attached

Exhibit A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of August       , 2005, by and among Pacific Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), each of the parties set forth on Exhibit A hereto (each, a “Purchaser”) and, solely with respect to the provisions of 2.2(c), Pacific Energy GP, LP.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement (as hereinafter defined).

RECITALS

This Agreement is made in connection with the Closing of the issuance and sale of 4,300,000 Common Units (the “Purchased Units”), pursuant to the Common Unit Purchase Agreement (the “Purchase Agreement”), dated as of August      , 2005, by and among the Partnership and the Purchasers named therein.  Pursuant to Section 2.04(g) of the Purchase Agreement, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers. In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE VII.
DEFINITIONS

Section 7.01                                Definitions.  Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.  The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereinafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in Long Beach, California.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in the Partnership, including the Purchased Units.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (i) each Purchaser and (ii) any Person to whom rights hereunder are transferred or assigned pursuant to Section 2.11 of this Agreement.

“Included Registrable Securities” has the meaning set forth in Section 2.2(a) of this Agreement.

“Lock-up Period” has the meaning set forth in Section 2.7.

“Losses” has the meaning set forth in Section 2.9(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager or managers of such Underwritten Offering.

“Market Value” means with respect to Common Units, the closing price on the New York Stock Exchange, or other principal exchange or quotation service where the Common Units are listed, on the last trading day preceding the date of determination.

“Offering Notice” has the meaning set forth in Section 2.2(a) of this Agreement.

“Opt Out Notice” has the meaning set forth in Section 2.2(b) of this Agreement.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Inclusion Notice” has the meaning set forth in Section 2.2(a) of this Agreement.

“Piggyback Offering” has the meaning set forth in Section 2.2(c) of this Agreement.

“Purchase Agreement” has the meaning set froth in the Recitals of this Agreement.

“Purchased Units” shall have the meaning set forth in the Recitals of this Agreement.

“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Registrable Securities” means the Purchased Units.

“Registration Expenses” has the meaning set forth in Section 2.8(a) of this Agreement.

2

“Registration Inclusion Notice” has the meaning set forth in Section 2.1 of this Agreement.

“Required Out Notice” has the meaning set forth in Section 2.2(b) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning set forth in Section 2.8(a) of this Agreement.

“Selling Holder” has the meaning set forth in Section 2.2(c) of this Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a) of this Agreement.

“Termination Date” has the meaning set forth in Section 3.12.

“Underwritten Offering” means an offering (including an offering pursuant to the Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 7.02                                Registrable Securities.   Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security becomes or is declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force under the Securities Act); (c) such Registrable Security is held by the Partnership or one of its subsidiaries; or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE VIII.
REGISTRATION AND PIGGYBACK RIGHTS

Section 8.01                                Shelf Registration Statement.

(a)                                  As soon as practicable following the Closing, but in any event within 90 days of the Closing, the Partnership shall prepare and file a shelf registration statement (including information deemed to be a part of and included in the registration statement, the “Shelf Registration Statement”) providing for the resale from time to time, as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act), by each Holder (as of the date of such filing), of all of each such Holder’s Registrable Securities.  The Partnership shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective no later than 180 days from the Closing Date.  Such Shelf Registration Statement (including the documents incorporated therein by reference), when it becomes effective, will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state

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a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of the prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made).  If the Shelf Registration Statement does not become effective or is not declared effective by the Commission within 210 days after the Closing Date, then each Purchaser shall be entitled to a payment, as liquidated damages and not as a penalty, of 0.25% of such Purchaser’s respective Purchase Price per 30-day period for the first sixty (60) days following the 210th day after Closing, with such payment amount increasing by an additional 0.25% of such Purchaser’s respective Purchase Price per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of such Purchaser’s respective Purchase Price per 30-day period (the “Liquidated Damages”), until such time as the Shelf Registration Statement becomes effective or there are no longer any Registrable Securities outstanding.  Liquidated Damages for any period of less than 30-days shall be prorated by multiplying the total Liquidated Damages to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which Liquidated Damages are owed, and the denominator of which is 30.  The Liquidated Damages shall be paid to each Purchaser in cash within ten (10) Business Days of the end of each such 30-day period. The Purchasers’ rights (and any transferee’s rights pursuant to Section 2.11) under this Section 2.1 shall terminate when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force under the Securities Act).

(b)                                 Suspension Rights.  The Partnership will use its commercially reasonable efforts to cause such Shelf Registration Statement to remain continuously effective under the Securities Act until the Termination Date (as hereinafter defined); provided, that the Partnership may, upon written notice to each Holder, suspend each such Holder’s use of any prospectus that is a part of the Shelf Registration Statement (in which event each Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Partnership has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, further, in no event shall the Purchasers be suspended for a period exceeding an aggregate of 90 days in any 365 day period.  Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to each Holder, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 8.02                                Piggyback Rights.

(a)                                  Participation.  If, at any time during the period beginning on the Closing Date and ending on the Termination Date, the Partnership proposes to file (i) a prospectus supplement to an effective shelf registration statement, including the Shelf Registration Statement, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units to the public in an Underwritten Offering for the account of the Partnership and/or another Person, then, as soon as practicable but not less than three (3) Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such

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Underwritten Offering pursuant to Rule 424(b), (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, the Partnership shall provide written notice (an “Offering Notice”) of such proposed Underwritten Offering to each Holder.  The Offering Notice shall offer each Holder the opportunity to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering.  Upon receipt of such Offering Notice, each Holder that owned, or any two or more Holders that are Affiliates that together owned, directly or indirectly, Registrable Securities having an aggregate Market Value in excess of $15 million as of the Closing Date may elect to include all or a portion of its, or their, Registrable Securities in such proposed Underwritten Offering by delivering written notice (a “Piggyback Inclusion Notice”) specifying the number of such Registrable Securities (the “Included Registrable Securities”) to the Partnership and certifying that such Holder (and, if applicable, its Affiliates) hold Registrable Securities with the requisite aggregate Market Value within one (1) Business Day after receipt of such Offering Notice. Any Holder that does not deliver a Piggyback Inclusion Notice to the Partnership within such specified time shall have no further right to participate in such Underwritten Offering.  If, at any time after delivering Offering Notices to the Holders and prior to the closing of such Underwritten Offering, the Partnership shall determine for any reason not to undertake or to delay such Underwritten Offering, the Partnership may, at its election, give written notice of such determination to each Holder and shall be relieved of its obligation to sell any Included Registrable Securities in connection therewith; provided, however, in the case of a termination of such Underwritten Offering or a delay lasting more than thirty (30) days from the date of notice of such delay, the Partnership shall provide each Holder with another Offering Notice pursuant to the above provisions of this Section 2.2(a) prior to undertaking such delayed Underwritten Offering or any subsequent Underwritten Offering.  Each Holder shall have the right to withdraw its request for inclusion of its Included Registrable Securities in an Underwritten Offering by giving written notice to the Partnership of such withdrawal at any time up to and including the time of pricing of such Underwritten Offering.

(b)                                 Opt Out and Required Out Notices. At any time after the Market Value of the Registrable Securities owned by a Holder, directly or indirectly, is $5 million or less, such Holder may deliver written notice (an “Opt Out Notice”) to the Partnership instructing the Partnership not to deliver any Offering Notices to such Holder.  If upon receipt of an Offering Notice from the Partnership pursuant to Section 2.2(a), a Holder owns Registrable Securities with a Market Value of $5 million or less, such Holder shall promptly deliver written notice (a “Required Out Notice”) thereof to the Partnership; provided, in the case of a Holder with Affiliates that are also Holders, such Holder shall only be required to deliver a Required Out Notice to the Partnership if the aggregate Market Value of Registrable Securities owned by such Holder and all Affiliates that are Holders is $5 million or less.  After receipt of an Opt Out Notice or a Required Out Notice from a Holder, the Partnership shall have no further obligation under Section 2.2(a) to deliver an Offering Notice to such Holder and such Holder shall have no further rights under Section 2.2(a) to have any Registrable Securities included in any Underwritten Offerings.

(c)                                  Priority in a Piggyback Offering.  If the Managing Underwriter of any proposed Underwritten Offering involving Included Registrable Securities (a “Piggyback Offering”) advises the Partnership that the total amount of Common Units that the Holders and

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any other Persons, including the General Partners and their affiliates pursuant to Section 7.12(b) of the Partnership Agreement (each, a “Selling Holder”) intend to include in such Piggyback Offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the greatest number of Common Units that such Managing Underwriter advises the Partnership can be sold without having such adverse effect, with such number to be allocated (i) first, all Common Units that the Partnership proposes to sell and (ii) second, if there remains availability for additional Common Units to be included in such Piggyback Offering, pro rata among the Selling Holders and any other Persons who have been or are granted registration rights on or after the date of this Agreement (“Other Holders”) who have requested participation in the Piggyback Offering (based, for each such Selling Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder or such Other Holder in such Underwritten Offering by (B) the aggregate number of Common Units proposed to be sold by all Selling Holders and Other Holders in the Piggyback Offering.

Section 8.03                                Underwritten Offering. In the event that a Selling Holder (together with any Affiliate that is a Selling Holder) elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering of at least fifteen million dollars ($15,000,000) of Common Units, the Partnership shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.8, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, that the Partnership management will not be required to participate in a roadshow or similar marketing effort unless the Underwritten Offering is of at least forty million dollars ($40,000,000) of Common Units.

Section 8.04                                Underwriting Procedures. In connection with any Piggyback Offering or other Underwritten Offering under this Agreement, the Partnership shall be entitled to select the Managing Underwriter.  In connection with a Piggyback Offering, each participating Holder and the Partnership shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities.  No Holder may participate in a Piggyback Offering unless it agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each such Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Partnership, to the extent customarily made by issuers in secondary Underwritten Offerings, to and for the benefit of such underwriters also be made to and for such Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Holder shall be required to make any representations or warranties to or agreements with the Partnership or the underwriters other than representations, warranties or agreements regarding such Holder itself and its ownership of the Included Registrable Securities and its intended method of distribution and any other

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representation required by law.  If any such Holder disapproves of the terms of an underwriting agreement, such Holder may elect to withdraw therefrom by notice to the Partnership and the Managing Underwriter; provided, however, that such withdrawal must be made no later than the time of pricing of such Piggyback Offering to be effective.  No such withdrawal or abandonment by a Holder shall affect the Partnership’s obligation to pay Registration Expenses.

Section 8.05                                General Procedures.  In connection with its obligations herein, the Partnership will, as expeditiously as possible:

(a)                                  prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective until the Termination Date and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement;

(b)                                 furnish to each Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission, to the extent not otherwise publicly available in Pacific’s filings with the Commission), and provide each Holder the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as each such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c)                                  if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as each Holder and the Managing Underwriter, if applicable, shall reasonably request, provided that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)                                 promptly notify each Holder and each underwriter at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith that relates to Registrable Securities, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective and (ii) any written comments from the

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Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e)                                  immediately notify each Holder and each underwriter at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement that relates to Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made), (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement that relates to Registrable Securities, or the initiation of any proceedings for that purpose or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f)                                    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g)                                 in the case of an Underwritten Offering in which a Selling Holder is selling Purchased Units, furnish upon request of such Selling Holder, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement, and (ii) a “comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters may reasonably request;

(h)                                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as

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soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of the Shelf Registration Statement or such other registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)                                     make available to the appropriate representatives of (i) the Managing Underwriter such information and the Partnership personnel as is reasonable and customary to enable the underwriters to establish a due diligence defense under the Securities Act and (ii) each Holder such information, if any, as such Holder may reasonably request; provided that the Partnership need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(j)                                     cause all Registrable Securities registered pursuant to this Agreement to be listed on the New York Stock Exchange or such other securities exchange(s) or nationally recognized quotation system(s) on which similar securities issued by the Partnership are then listed;

(k)                                  use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable each Holder to consummate the disposition of its Registrable Securities;

(l)                                     provide a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement or such other registration statement not later than the effective date thereof; and

(m)                               enter into customary agreements and take such other actions as are reasonably requested by each Holder or the underwriters, if any, in order to expedite or facilitate the disposition of each Holder’s Registrable Securities.

Each Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.5, shall forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.5 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, each Holder will, or will request the Managing Underwriter, if any, to deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in each such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 8.06                                Cooperation by the Holder.  The Partnership shall have no obligation to include any Holder’s Registrable Securities in the Shelf Registration Statement or in a Piggyback Offering if such Holder has failed to timely furnish such information that, in the opinion of counsel to the Partnership, is reasonably required in order for the Shelf Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

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Section 8.07                                Lock-up of Registrable Securities.  For the period beginning on the date that the Shelf Registration Statement becomes effective and ending on the Termination Date, each Holder agrees not to effect any public sale or distribution of the Registrable Securities during the thirty (30) calendar day period (the “Lock-up Period”) beginning on the date of the pricing of an Underwritten Offering; provided, that the duration of the foregoing Lock-up Period shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of the Partnership on whom a restriction is imposed; provided, further, that the foregoing restrictions shall not apply (i) to the sale or distribution of Registrable Securities in such Underwritten Offering pursuant to an election under Section 2.2(a), (ii) in the case of an Underwritten Offering in which a Holder elected to sell Included Registrable Securities pursuant to Section 2.2(a) but was not able to include any of such Included Registrable Securities as a result of the application of priority provisions contained in Section 2.2(c), (iii) to a Holder that has delivered an Opt Out Notice or a Required Out Notice to the Company pursuant to Section 2.2(b), or (iv) to a Holder that is not otherewise entitled to participate in such Underwritten Offering pursuant to the provisions of Section 2.2(a).

Section 8.08                                Expenses.

(a)                                  Definitions.  “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities pursuant to this Agreement, and the disposition of such securities, including, without limitation, all registration and filing fees of the Commission, all New York Stock Exchange listing or other securities exchange or quotation service listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, all fees of the National Association of Securities Dealers, Inc., all transfer taxes and fees of transfer agents and registrars, all messenger and delivery expenses, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance. The Partnership shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b)                                 Payment of Expenses.  The Partnership shall pay all reasonable Registration Expenses in connection with the preparation and filing of the Shelf Registration Statement and any Piggyback Offering, whether or not any sale is made by a Holder pursuant to the Piggyback Offering; provided, that, except as otherwise provided in Section 2.9 hereof, the Partnership shall not be responsible for legal fees incurred by any Holder in connection with such Holder’s exercise of its rights hereunder.  Each Holder shall pay all Selling Expenses and all other expenses (other than Registration Expenses) in connection with any sale of its Registrable Securities hereunder.

Section 8.09                                Indemnification.

(a)                                  By the Partnership.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Holder, its directors and officers, and each underwriter, pursuant to the

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applicable underwriting agreement with such underwriter, of Registrable Securities and each Person, if any, who controls each such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus supplement or prospectus supplement thereto, or any amendment or supplement thereof or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement, prospectus supplement thereto or such other registration statement or prospectus, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Holder

(b)                                 By each Holder.  Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Partnership, its directors and officers, and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Holders, but only with respect to information regarding such Holder furnished in writing by or on behalf of such Holder expressly for inclusion in the Shelf Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Holder shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)                                  Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.9.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the

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indemnifying party shall not be liable to such indemnified party under this Section 2.9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (plus one local counsel if necessary) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.9 is held by a court or government agency of competent jurisdiction to be unavailable to the Partnership or any Holder or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the Partnership on the one hand and such Holder (or other indemnified party) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this paragraph.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)                                  Conflicts.  To the extent that any Holder shall enter into an underwriting or similar agreement that contains provisions that conflict with any provision of Section 2.9

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hereof, as between the Partnership and such Holder, the provisions contained in Section 2.9 hereof shall control.

(f)                                    Other Indemnification.  The provisions of this Section 2.9 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 8.10                                Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a)                                  Make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b)                                 File with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)                                  Furnish to each Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 8.11                                Transfer or Assignment of Registration Rights.  The rights granted under this Agreement may be transferred or assigned by each Holder to one or more Persons, concurrently with the transfer of Registrable Securities by such Holder to any such Person, (a) if such Person is an Affiliate of such transferring Holder or (b) if such Person, together with any Affiliates of such Person, acquires Registrable Securities from such Holder having an aggregate Market Value in excess of $20 million as of the date of such transfer or assignment and, in each case, (x) the Partnership is given written notice prior to any such transfer or assignment, stating the name and address of each such Person to which such rights are transferred and identifying the Registrable Securities with respect to which such rights are being transferred or assigned, and (y) each such Person assumes in writing the obligations of a Holder under this Agreement.

Section 8.12                                Limitation on Subsequent Registration Rights. From and after the date hereof, the Partnership shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any equity securities of the Partnership that would allow such current or future holder to require the Partnership to include securities in any registration statement filed by the Partnership on a basis that is superior in any way to the piggyback rights granted to the Holders hereunder.

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ARTICLE IX.
MISCELLANEOUS

Section 9.01                                Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)                                  if to the Purchasers:

to the respective addresses set forth on Schedule 6.06 of the Purchase Agreement with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention:

Facsimile:

(b)                                 if to subsequent Holders of Registrable Securities, to such Holder at the address provided pursuant to Section 2.11 above; and

(c)                                  if to the Partnership:

Pacific Energy Partners, L.P.

5900 Cherry Avenue

Long Beach, CA 90805-4408

Attention: Lynn T. Wood

Facsimile: 562.728.2823

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

Attention: Alan Baden

Facsimile: 212-237-0100

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 9.02                                Successor and Assigns; Assignment of Rights.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein. All or any portion of the rights and obligations of a Holder under this Agreement may only be transferred or assigned by such Holder in accordance with Section 2.11 hereof.

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Section 9.03                                Recapitalization, Exchanges, etc. Affecting the Common Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 9.04                                Aggregation of Registrable Securities.  All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.  In addition, all Registrable Securities held or acquired by Fiduciary / Claymore MLP Opportunity Fund and its Affiliates, on the one hand, and Energy Income and Growth Fund and its Affiliates, on the other hand, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 9.05                                Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 9.06                                Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 9.07                                Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.08                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.09                                Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 9.10                                Entire Agreement.  This Agreement and the Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights

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granted by the Partnership set forth herein or therein.  This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 9.11                                Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 9.12                                No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 9.13                                Termination.  The obligations of the Purchasers and Pacific pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement shall terminate and be of no further force or effect immediately following the earliest to occur of: (i) the date as of which all Registrable Securities have ceased to be Registrable Securities in accordance with Section 1.2 or (ii) the date two years from the Closing Date (such date, the “Termination Date”); provided, that termination of Section 2.1 pursuant to this Section 3.13 shall in no way prejudice the right of the Purchasers to receive Liquidated Damages that have accrued prior to the Termination Date but which have not been paid.

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